EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS 2013 FIRST QUARTER RESULTS

Santa Clara, Calif.—April 30, 2013—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the three months ended March 31, 2013.

Results for the three months ended March 31, 2013:

•	Total revenue was $77.9 million, which included revenue from eBioscience of $19.0 million.
•	GAAP net loss was $15.4 million, or $0.24 per diluted share, as compared to a net loss of $4.2 million, or $0.06 per diluted share, in the first quarter of 2012.
•
Non-GAAP net loss was $0.9 million, or $0.01 per diluted share, as compared to a Non-GAAP net loss of $1.8 million, or $0.03 per diluted share, for the first quarter of 2012. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Net Loss" for a reconciliation of these GAAP and non-GAAP financial measures.

•
Total balance in cash and cash equivalents was $38.2 million at the end of March 31, 2013, net of payment of $3.9 million to redeem all of the remaining 3.50% notes and a $3.2 million payment on the Term Loan during the quarter.  Total cash and cash equivalents included a prepayment of approximately $13.4 million from customers.

Product revenue for the first quarter of 2013 was $71.6 million and service and other revenue was $6.4 million. This compares to product revenue of $58.5 million and service and other revenue of $6.8 million in the first quarter of 2012. Product revenue for the first quarter of 2013 included Affymetrix core consumable revenue of $49.1 million, instrument revenue of $3.5 million and revenue from eBioscience of $19.0 million. Product revenue for the first quarter of 2012 included Affymetrix core consumable revenue of $53.8 million and instrument revenue of $4.7 million.

Total gross margin was 51%, as compared to 58% in the same period of 2012. Excluding non-GAAP adjustments such as the amortization of step-up in inventory fair value, total margin was 59% for both years. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and non-GAAP financial measures.

For the first quarter of 2013, operating expenses were $52.2 million on a GAAP basis as compared to $41.3 million in 2012. Excluding non-GAAP adjustments such as the amortization of acquired intangible assets and non-recurring charges, operating expenses were $43.6 million, compared to an adjusted total of $39.3 million in 2012. The increase in 2013 is primarily due to the acquisition of eBioscience in June 2012 offset by net savings in Affymetrix Core operating expense of approximately $2.4 million primarily driven by lower headcount and variable compensation expenditure following the restructuring announced January 11, 2013.  Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and non-GAAP financial measures.

"Although the quarter was a challenging one, we continue to focus on opportunities in translational science, molecular diagnostics and applied markets. We again demonstrated strong growth in our Genetic Analysis business segments of cytogenetics and genotyping and a modest increase in eBioscience," said Frank Witney, President and CEO. "In addition, we continue to pay down our senior debt which we have reduced from $85 million to approximately $70 million over the last 9 months."

Recent developments:

•
The Company recently signed a contract with UK Biobank to genotype 500,000 DNA samples donated by UK residents as part of a prospective epidemiological study of complex diseases that are of great relevance to public health. Affymetrix's Axiom® Genotyping Solution will be used to generate billions of high-quality genotypes which will provide UK Biobank and the research community with valuable insight to genetic factors underlying human diseases for improved prevention, diagnosis, and treatment of conditions such as heart disease, cancer, and diabetes. The Company expects to begin processing these samples in the second half of 2013.

•
In February, the Company submitted a 510K for its CytoScan Dx whole genome cytogenetics test intended to detect chromosomal copy number variants (CNVs) and loss of heterozygosity associated with developmental delay, intellectual disability, congenital anomalies, and dysmorphic features.

•
The Company announced a collaboration with Aqua Gen and Center for Integrative Genomics (CIGENE) at the Norwegian University of Life Sciences (UMB) to genotype more than 900,000 markers per sample from the Atlantic salmon (Salmo salar), thereby achieving the capability to implement genomic selection and improve their salmon breeding program at Aqua Gen.

•
During the first quarter the Company redeemed all of the remaining $3.9 million of its 3.5% convertible notes (due in 2038). In April 2013, the Company entered into an amendment to its credit agreement to provide a limited waiver and to amend certain covenants with respect to fiscal year 2013. In the first quarter the Company prepaid an additional $3.2 million of its senior-secured debt, reducing the total balance outstanding to $70.1 million.

Affymetrix will host a conference call on April 30, 2013 at 2:00 p.m.  PT to review its operating results for the first quarter of 2013. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com.  In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on April 30, 2013 until 8:00 p.m. PT on May 7, 2013 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 411930.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.
About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 48,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, and Singapore. eBioscience is headquartered in San Diego, California and has manufacturing facilities in San Diego and Vienna, Austria. Including eBioscience, the Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements related to our plans to return to growth and profitability in 2013 and our estimated annualized cost savings as well as other statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to stabilize its business and grow revenue, Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness;  risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2012, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share as well as its total gross margin and operating expenses for the first quarter of 2013 and 2012 excluding specified items. Reconciliation of GAAP to non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the first quarter of 2013 as compared to the prior-year period. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31,	December 31,
	2013	2012
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$37,496	$25,671
Restricted cash	690	699
Available-for-sale securities—short-term portion	-	9,366
Accounts receivable, net	52,111	53,893
Inventories—short-term portion	74,196	72,691
Deferred tax assets—short-term portion	317	359
Prepaid expenses and other current assets	10,076	10,126
Total current assets	174,886	172,805
Property and equipment, net	25,868	28,663
Inventories—long-term portion	8,876	11,772
Goodwill	158,338	159,736
Intangible assets, net	145,785	152,718
Deferred tax assets—long-term portion	1,916	3,394
Other long-term assets	13,707	15,206
Total assets	$529,376	$544,294

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$49,019	$50,355
Convertible notes—short-term portion	-	3,855
Term loan—short-term portion	12,750	12,713
Deferred revenue—short-term portion	18,911	8,498
Total current liabilities	80,680	75,421
Deferred revenue—long-term portion	4,041	3,450
Convertible notes	105,000	105,000
Term loan—long-term portion	57,338	60,563
Other long-term liabilities	21,010	22,689
Stockholders' equity:
Common stock	711	710
Additional paid-in capital	761,435	759,549
Accumulated other comprehensive income	3,988	6,302
Accumulated deficit	(504,827)	(489,390)
Total stockholders' equity	261,307	277,171
Total liabilities and stockholders' equity	$529,376	$544,294

Note 1:	The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2013	2012
REVENUE:
Product sales	$71,557	$58,491
Services and other	6,388	6,756
Total revenue	77,945	65,247
COSTS AND EXPENSES:
Cost of product sales	34,433	23,565
Cost of services and other	3,507	3,779
Research and development	12,248	13,331
Selling, general and administrative	35,121	27,924
Restructuring charges	4,842	-
Total costs and expenses	90,151	68,599
Loss from operations	(12,206)	(3,352)
Interest income and other, net	342	26
Interest expense	2,898	980
Loss before income taxes	(14,762)	(4,306)
Income tax provision (benefit)	675	(89)
Net loss	$(15,437)	$(4,217)

Basic and diluted net loss per common share	$(0.22)	$(0.06)

Shares used in computing basic and diluted net loss per common share	70,919	69,977

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended
	March 31,
	2013	2012
GAAP net loss - basic and diluted	$(15,437)	$(4,217)
Amortization of inventory fair value adjustment	4,589	-
Amortization of acquired intangible assets	4,635	1,361
Acquisition-related transaction costs	-	1,057
Acquisition-related integration costs	515	-
Restructuring charges	4,842	-
Non-GAAP net loss - basic and diluted	$(856)	$(1,799)

Basic and diluted net loss per common share	$(0.01)	$(0.03)

Shares used in computing basic and diluted net loss per common share	70,919	69,977

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended
	March 31,
	2013		2012
GAAP total gross margin	$40,005	51%	$37,903	58%
Amortization of inventory fair value adjustment	4,589	6%	-	0%
Amortization of acquired intangible assets	1,366	2%	450	1%
Non-GAAP total gross margin	$45,960	59%	$38,353	59%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended
	March 31,
	2013	2012
Total GAAP operating expenses	$52,211	$41,255
Amortization of acquired intangible assets	(3,269)	(911)
Acquisition-related transaction costs	-	(1,057)
Acquisition-related integration costs	(515)	-
Restructuring charges	(4,842)	-
Total non-GAAP operating expenses	$43,585	$39,287